Exhibit 23.2

            Consent of Independent Registered Public Accounting Firm



We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 of Dtomi, Inc. of our report dated March 22, 2004 on the financial statements of Dtomi, Inc. (a development stage company) as of December 31, 2003 and for the years ended December 31, 2003 and 2002 and from April 1, 2003 (inception of development stage) to December 31, 2003.





SALBERG & COMPANY, P.A.
Boca Raton, Florida
October 25, 2004